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FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-B                      EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  The Fifth Third Bank
Trustee:  Harris Trust and Savings Bank


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                                                Collection Period:                              1-Mar-98                 31-Mar-98
                                                Distribution Date:                             15-Apr-98

                                                                                                                   Per $1,000 of
                                                                                                                     Original
Statement for Class A and Class B Certificateholders Pursuant                                                     Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                          Certificate Amount
                                                                                                                 ------------------

(i)    Principal Distribution
           Class A Certificate Amount                                                     $  10,713,634.75            $27.91143607
           Class B Certificate Amount                                                     $     806,402.62            $27.91093105

(ii)   Interest Distribution
           Class A Certificate Amount                                                     $     877,175.72             $2.28524069
           Class B Certificate Amount                                                     $      68,585.97             $2.37387408

(iii)  Servicing Fee                                                                      $     146,232.95             $0.35430150

(iv)   Class A Certificate Balance (after principal distributions)                        $ 152,481,848.71
       Class A Pool Factor (after principal distributions)                                       0.3972496
       Class B Certificate Balance (after principal distributions)                        $  11,477,651.32
       Class B Pool Factor (after principal distributions)                                       0.3972605

(v)    Total Pool Balance (end of Collection Period)                                      $ 163,959,500.06

                                                                                          Current Period             Cumulative
                                                                                       --------------------      ------------------

(vi)   Defaulted Receivables                                                              $     251,118.29          $ 5,524,839.69
       Liquidation Proceeds                                                                     194,006.76            2,189,824.59
                                                                                          ================          ==============
       Aggregate Net Losses                                                               $      57,111.53          $ 3,335,015.10
                                                                                          ================          ==============

(vii)  Aggregate Principal Balance of Receivables
         Repurchased by Seller or Servicer:
           Principal Portion                                                                        $ --
           Interest Portion                                                                         $ --

(viii) Class A Interest Carryover Shortfall                                                         $ --
       Class B Interest Carryover Shortfall                                                         $ --
       Class A Principal Carryover Shortfall                                                        $ --
       Class B Principal Carryover Shortfall                                                        $ --

(ix) Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                      $   8,197,975.00

(x) Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                                 $   8,197,975.00
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